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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2003

DPL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-9052 (Commission File No.)	31-1163136 (IRS Employer Identification No.)
1065 Woodman Drive, Dayton, Ohio (Address of principal executive offices)	45432 (Zip Code)

Registrant's telephone number, including area code: (937) 224-6000

Item 4. Changes in Registrant's Certifying Accountant.

        On March 7, 2003, DPL Inc. (the "Company") was notified by PricewaterhouseCoopers LLP, the Company's independent accountants that it declined to stand for reelection by the Finance and Audit Review Committee of the Board of Directors as the Company's independent accountants for the year ended December 31, 2003.

        The reports of PricewaterhouseCoopers LLP on the Company's financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        In connection with the audits of the Company's financial statements for the years ended December 31, 2002 and 2001, and through March 7, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its report on the Company's financial statements for such years.

        No reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during years ended December 31, 2002 and 2001 and through March 7, 2003.

        The Company provided PricewaterhouseCoopers LLP a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission. The Company has requested PricewaterhouseCoopers LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated March 13, 2003 is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits

        The following exhibits are filed herewith:

16(a)	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 13, 2003 regarding its agreement with the statements made in this report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL INC.
DATE: MARCH 13, 2003	By:	/s/ ELIZABETH M. MCCARTHY Name: Elizabeth M. McCarthy Title: Group Vice President and Chief Financial Officer

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SIGNATURES